EXHIBIT 10.2

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

FIRST AMENDMENT TO
MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH
AMENDED AND RESTATED LICENSE AGREEMENT

This First Amendment (this “Amendment”) to the Mayo Foundation for Medical Education and Research Amended and Restated License Agreement dated effective January 31, 2015 (“Restated Agreement”), is entered into between MAYO Foundation for Medical Education and Research, a Minnesota charitable corporation, located at 200 First Street SW, Rochester, Minnesota 55905-0001 (“MAYO”) and Exact Sciences Corporation, a for-profit company located at 441 Charmany Drive, Madison, WI 53719 (“EXACT”). This Amendment is executed on January 11, 2016, but shall be deemed effective as of July 1, 2015 (“Amendment Effective Date”).

WHEREAS, MAYO and EXACT desire to amend the Restated Agreement to clarify and amend certain provisions relating to royalties payable by EXACT to MAYO under the Restated Agreement and to make certain additional corrective amendments;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Amendment and the Restated Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

A.          Effect of Amendment. This Amendment amends the Restated Agreement. Except as provided in this Amendment, all of the terms and conditions of the Restated Agreement remain in full force and effect; however, if there is a conflict between the terms of this Amendment and the Restated Agreement, the terms of this Amendment will govern. Capitalized terms not defined in this Amendment will have the meanings assigned to them in the Restated Agreement.

B.          Deletion of “Gastrointestinal”. The word “Gastrointestinal” shall be deleted from the fourth (4th) “Whereas” clause. The words “Gastrointestinal-related” shall be deleted from Section 1.15(b).

C.          Section 1.03 “Cologuard”. The definition of “Cologuard” in Section 1.03 is amended to read as follows:

1.03.        “Cologuard”:  non-invasive colon cancer screening in-vitro diagnostic test kit developed by EXACT and approved by the U.S. Food and Drug Administration on August 11, 2014, including any Update, Improvement or Replacement of Cologuard.

D.         Section 1.08 “Field” shall be amended to read as follows:

1.08        “Field”:  any screening, surveillance or diagnostic test or tool intended for use in connection with any cancer, precancer, disease or condition.

E.         Section 1.13 “Net Sales”. The definition of “Net Sales” in Section 1.13 is amended to read as follows:

1.13        “Net Sales”: the amount invoiced by EXACT or Sublicensee for the transfer of a Licensed Product to a third party less documented: (a) sales, excise or use taxes shown on the face of the invoice, excluding value-added tax; (b) credits for defective or returned Licensed Products actually given; and (c) regular trade and discount allowances given. Leasing, lending, consigning or any other activity by means of which a third party acquires the right to possess or use a Licensed Product is a transfer for the purpose of determining Net Sales. Net Sales on Licensed Products transferred as part of a non-cash exchange or other than to third parties shall be calculated at the then-current customary sales price invoiced to third parties or fair market value if there are no current invoices to third parties. For the avoidance of doubt, the Parties agree that Exact Sciences Laboratories, LLC (“ESL”) shall be deemed a “third party” for purposes of this “Net Sales” definition. Net Sales accrues with the delivery of an invoice for a Licensed Product associated with a reportable patient result.

For purposes of this definition of “Net Sales” and the calculation of milestone fees under Section 3.02 and Earned Royalties under Section 3.03, the phrase “amount invoiced by EXACT or Sublicensee for the transfer of a Licensed Product to a third party” shall be deemed to mean

(a)        with respect to Cologuard, the amount invoiced by EXACT or Sublicensee to a laboratory, including ESL, for the transfer of Cologuard to such laboratory as an in vitro diagnostic test kit and shall not include any amounts invoiced (including without limitation amounts invoiced by ESL) to or received from a patient or payor for the performance of Cologuard as a test service; provided, however, that in the event Cologuard is transferred by EXACT to ESL as an in-vitro diagnostic kit, the amount invoiced by EXACT to ESL for such transfer, for purposes of determining “Net Sales” with respect to such transfer, shall be deemed to be the greater of (i) the amount actually invoiced by EXACT to ESL per reportable patient result, and (ii) [***] percent ([***]%) of the List Price of Cologuard as a test service per reportable patient result; “List Price” is the price publicly identified by EXACT or ESL as the “list price” for Cologuard as a test services on a website at the beginning of each calendar quarter;

(b)        with respect to a Licensed Product, other than a Lung Cancer Collaboration Licensed Product or a Pan-Cancer Licensed Product, that is commercially launched after Cologuard,

(i)         to the extent such Licensed Product is marketed by EXACT or Sublicensee as an in vitro diagnostic test kit, the amount invoiced by EXACT or Sublicensee to a laboratory (including ESL) for the transfer of such Licensed Product to such laboratory and shall not include any amounts invoiced (including without limitation amounts invoiced by ESL) to or received from a patient or payor for the performance of a test service; or

(ii)        to the extent such Licensed Product is marketed by EXACT or Sublicensee as a lab-developed test service and not as an in vitro diagnostic test kit, the gross amount received by EXACT or Sublicensee (which may include ESL) from a patient or payor for the performance of such lab-developed test service;

(c)         with respect to a Lung Cancer Collaboration Licensed Product, the amount invoiced by EXACT or Sublicensee to a laboratory (including ESL) for the transfer of such Lung

Cancer Collaboration Licensed Product to such laboratory as an in vitro diagnostic test kit and shall not include any amounts invoiced (including without limitation amounts invoiced by ESL) to or received from a patient or payor for the performance of a test service; and

(d)         with respect to a Pan-Cancer Licensed Product,

(i)         to the extent such Pan-Cancer Licensed Product is marketed by EXACT or Sublicensee as an in vitro diagnostic test kit, the amount invoiced by EXACT or Sublicensee to a laboratory (including ESL) for the transfer of such Pan-Cancer Licensed Product to such laboratory and shall not include any amounts invoiced (including without limitation amounts invoiced by ESL) to or received from a patient or payor for the performance of a test service; or

(ii)        to the extent such Pan-Cancer Licensed Product is marketed by EXACT or Sublicensee as a lab-developed test service and not as an in vitro diagnostic test kit, the gross amount received by EXACT or Sublicensee (which may include ESL) from a patient or payor for the performance of such lab-developed test service.

The Parties agree that Net Sales shall not include for any purpose hereunder, and no Earned Royalties or milestones shall be payable hereunder relating to, any amounts received by EXACT or Sublicensee as a result of transfers to, or uses by, MAYO or MAYO Affiliates. In addition, Net Sales shall not include for any purpose hereunder, and no Earned Royalties or milestones shall be payable hereunder relating to, amounts received by EXACT or Sublicensee with respect to Licensed Products, or transfers of Licensed Products, that are used or made in connection with orders made by MAYO, a MAYO Affiliate or any physician, healthcare provider or other party associated with MAYO or a MAYO Affiliate. Notwithstanding the foregoing, however, transfers by EXACT of Licensed Products to Mayo Collaborative Services, LLC shall be considered transfers for purposes of determining Net Sales and for calculating Earned Royalties in those instances in which such Licensed Product is used as a test for a patient and ordered by a third party other than MAYO, a MAYO Affiliate or any physician or other party associated with MAYO or a MAYO Affiliate.

F.         New Section 1.22 shall be added as follows:

1.22         “Pan-Cancer Licensed Product”:  a Licensed Product marketed as a single test that analyzes a single human blood draw for the purpose of diagnosis, screening, and/or surveillance of solid tumor cancers or precancers in two (2) or more separate organs.

G.         Section 2.07 LICENSE GRANT FOR NEW MARKERS is amended to read as follows:

2.07         LICENSE GRANT FOR NEW MARKERS. MAYO grants to EXACT a perpetual exclusive license with the right to sublicense, to make, have made, use, offer for sale, sell, and import Licensed Products that incorporate, use, or derive from any markers identified by Dr. Ahlquist (or his successor) or any member of Dr. Ahlquist’s (or his successor’s) research team during the period specified as “MAYO and Ahlquist Commitment to Confer” in Section 2.06 hereto, whether such markers are patented or unpatented. MAYO represents and warrants that all such markers that have been identified as of the Effective Date are listed on Exhibit B hereto, and MAYO agrees that it shall update Exhibit B from time to time to include all new markers within the Field. Exhibit B shall be updated on a semi-annual basis. All rights granted under this Section 2.07 are subject to MAYO’s and its Affiliates’ reserved, irrevocable right to use such markers in connection with MAYO’s and its Affiliates’ educational, research and non-commercial, and non-competitive with EXACT, clinical programs (for the avoidance of doubt, MAYO will not use such markers to develop or offer to third parties products or services that are competitive to any product or service offered or sold by EXACT or its Affiliates)

H.         New Section 3.02(e) shall be added as follows:

(e)         In no event shall EXACT be required to pay milestone fees to MAYO with respect to each individual Licensed Product, including a Pan-Cancer Licensed Product, more than one time under Sections 3.02(a), 3.02(b), and 3.02(c).

I.          Section 3.03 Earned Royalties is amended to read as follows:

3.03 EARNED ROYALTIES.  EXACT will make nonrefundable and noncreditable earned royalty payments to MAYO of a percentage of Net Sales of Licensed Products (“Earned Royalties”). The Earned Royalties are payable as described in Section 4.01. Licensed Products transferred to MAYO or its Affiliates are not considered transfers for purposes of determining Net Sales or for calculating Earned Royalties.

The Earned Royalties shall be paid as follows:

(a)         [***] percent ([***]%) of the Net Sales of Cologuard; provided, however, such rate shall increase to [***] percent ([***]%) at the commencement of the next calendar quarter following the achievement of either of the milestones described in Appendix A hereto;

(b)         For Licensed Products, other than Lung Cancer Collaboration Licensed Products and Pan-Cancer Licensed Products, that are commercially launched after Cologuard: (i) [***] percent ([***]%) of the Net Sales of such products to the extent marketed by EXACT or Sublicensee as in vitro diagnostic test kits, and (ii) [***] percent ([***]%) of the Net Sales of such products to the extent marketed by EXACT or Sublicensee as lab-developed test services and not as in vitro diagnostic test kits;

(c)         [***] percent ([***]%) of the Net Sales of a Lung Cancer Collaboration Licensed Product, if and only if such Lung Cancer Collaboration Licensed Product (I) is (i) described by a pending claim of the Patent Rights; or (ii) would infringe an issued claim of the Patent Rights, or that would infringe but for the exception in 35 U.S.C. §271(e)(1), or similar exception in the United States or other countries; or (II) is developed, in material part, based on the research and development efforts of MAYO in collaboration with EXACT and a third party pursuant to Section 2.06 of this Restated Agreement, the Sponsored Research Agreement or a separate agreement between EXACT and MAYO; provided, however, that for purpose of this subsection, the definition of “Patent Rights” shall exclude Section 1.15(d); and

(d)         For a Pan-Cancer Licensed Product, if and only if, such Pan-Cancer Licensed Product (I) is (i) described by a pending claim of the Patent Rights; or (ii) would infringe an issued claim of the Patent Rights, or that would infringe but for the exception in 35 U.S.C.

§271(e)(1), or similar exception in the United States or other countries; or (II) is developed, in material part, based on the research and development efforts of MAYO in collaboration with EXACT pursuant to Section 2.06 of this Restated Agreement, the Sponsored Research Agreement or a separate agreement between EXACT and MAYO, which efforts included consultation regarding commercialization pursuant to the Agreements; provided, however, that for purpose of this subsection, the definition of “Patent Rights” shall exclude Section 1.1 5(d):

(1)         [***] percent ([***]%) of the Net Sales of such Pan-Cancer Licensed Product to the extent marketed by EXACT or Sublicensee as an in vitro diagnostic test kit, and (ii) [***] percent ([***]%) of the Net Sales of such Pan-Cancer Licensed Product to the extent marketed by EXACT or Sublicensee as lab-developed test service and not as an in vitro diagnostic test kit;

(2)         the Earned Royalty percentages set forth in subsection 3.03(d)(l) shall increase to (i) [***] percent ([***]%) of the Net Sales of a Pan-Cancer Licensed Product to the extent marketed by EXACT or Sublicensee as an in vitro diagnostic test kit, and (ii) [***] percent ([***]%) of the Net Sales of such Pan-Cancer Licensed Product to the extent marketed by EXACT or Sublicensee as a lab-developed test service and not as an in vitro diagnostic test kit, in each case, if,  and only if, a material and substantial contribution of research and development effort is made to the Pan-Cancer Licensed Product outside of the Gastrointestinal field by MAYO employees other than those who are associated with Dr. Ahlquist or his research team at MAYO after January 11 2016 (for the avoidance of doubt, merely contributing samples, or assisting in or facilitating the collection of samples, would not be considered “a material and substantial contribution of research and development effort”);

(e)         In the event that EXACT is required or agrees to pay a royalty to one or more third parties for rights under or to any intellectual property relating to a Pan Cancer Licensed Product, and if the total percentage of such royalty obligation, when added to the Earned Royalty percentage otherwise payable to MAYO under Section 3.03(d), exceeds [***] percent ([***]%), then EXACT shall be entitled to reduce the Earned Royalty percentage payable to MAYO under Section 3.03(d) for such Pan Cancer Licensed Product by an amount equal to the amount of such excess multiplied by a fraction, the numerator of which is the Earned Royalty percentage otherwise payable by EXACT to MAYO under Section 3.03(d) and the denominator of which is the total percentage royalty otherwise payable by EXACT to MAYO and such third parties with regard to such Pan Cancer Licensed Product; provided, however, in no event shall any Earned Royalty percentage under Section 3.03(d) be reduced by operation of this Section 3.03(e) to less than [***] percent ([***]%). For example, if the Earned Royalty percentage otherwise payable to MAYO under Section 3.03(d) for a given Pan Cancer Licensed Product was [***] percent ([***]%), and if EXACT agreed to pay one third-party licensor [***] percent ([***]%) and another third-party licensor [***] percent ([***]%) with regard to intellectual property for the same Pan Cancer Licensed Product, the Earned Royalty percentage payable to MAYO under Section 3.03(d) would be reduced by [***] percent ([***]%) to [***] percent ([***]%) [([***]%-[***]%) X ([***]%/[***]%) = [***]%].

(f)         In no event shall EXACT be required to pay Earned Royalties to MAYO with respect to a given Licensed Product under more than one of Sections 3.03(a), 3.03(b), 3.03(c) and 3.03(d) (subject to reduction under Section 3.03(e)). For example, in the event that a Pan-Cancer Licensed Product could be construed to include two or more separate Licensed Products that otherwise would be subject to Earned Royalty payments under Section 3.03(b), the Earned Royalty would be calculated only pursuant to Section 3.03(d) (subject to reduction under Section 3.03(e) and would not be calculated as two (or more) times an Earned Royalty under Section 3.03(b). If more than one Earned Royalty rate would otherwise be applicable for a given Licensed Product, only the higher Earned Royalty rate would be paid.

J.          Section 5.04 Third Party Collaborations Regarding Ancillary Products is amended to read as follows:

5.04        THIRD PARTY COLLABORATIONS REGARDING ANCILLARY PRODUCTS. To the extent EXACT does not have currently-available resources to develop and bring to market a commercially-viable new product identified by the Parties pursuant to their work under this Restated Agreement, which is covered by a jointly owned Patent Right, which is not competitive with any existing or planned EXACT product, and on which EXACT has not previously invested development resources (an “Ancillary Product”), the Parties agree to use their good faith and commercially reasonable efforts to explore entering into an agreement with a third party pursuant to which such third party would undertake such development and/or marketing activities and would provide the Parties with royalties, milestone payments, and/or such other consideration upon which the Parties may agree between themselves and with such third party. It is contemplated that the Parties would split such royalties, milestone payments, and/or such other consideration equally, unless the Parties mutually agree that a different split is equitable under the circumstances. The Parties will schedule a meeting or phone conference to discuss this topic at least once per year.

K.         Appendix A attached hereto is added as Appendix A to the Restated Agreement.

L.         Entire Amendment. This Amendment and the Restated Agreement (as previously amended and restated) together constitute the entire agreement between the parties with respect to the subject matter hereof and merge all prior and contemporaneous communications regarding the same subject matter. They may not be further modified except by a written agreement dated subsequent to the Amendment Effective Date and signed on behalf of MAYO and EXACT.

M.        Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Electronic transmission of a signed counterpart of this Amendment will constitute due and sufficient delivery of such counterpart.

IN WITNESS WHEREOF, the parties, intending to be legally bound thereby, have executed this Amendment as of the signature dates indicated below and intend it to be effective as of the Amendment Effective Date.

MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH	EXACT SCIENCES CORPORATION

BY: /s/ Daniel D. Estes	BY: /s/ Kevin T. Conroy
(Authorized Signature)	(Authorized Signatory)

NAME:	NAME: Kevin T. Conroy
Daniel D. Estes	(Print or Type Name of Signatory)

TITLE:	TITLE: President & Chief Executive Officer
Assistant Treasurer	(Title)

DATE: January 14, 2016	DATE: January 15, 2016
(Execution Date)	(Execution Date)

APPENDIX A

Milestones: (i) [***], or (ii) [***] Cologuard test results reported to patients through their physicians, but not including tests ordered by MAYO or MAYO Affiliates or physicians or other healthcare providers associated with MAYO or a MAYO Affiliate, by ESL.